EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports EPS of $0.31 for the Fourth Quarter of 2014

GREENSBORO, N.C., Jan. 30, 2015 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported 2014 and fourth quarter results with highlights as follows:

2014 and 4th Quarter Financial Highlights

  Loans held for investment increased 6.3% from $444.1 million at December 31, 2013 to $472.2 million at December 31, 2014. Loans held for investment have grown consecutively for the past six quarters.
  The net interest margin, computed on a fully taxable basis, improved to 3.95% in the fourth quarter of 2014 from 3.46% in the fourth quarter of 2013. The net interest margin was 3.80% and 3.59% for the years ended December 31, 2014 and 2013, respectively.
  Average non-interest bearing demand deposits increased 18.5% in the fourth quarter of 2014 from the fourth quarter of 2013.
  Net income of $1,319,000 in the fourth quarter of 2014 improved from $1,012,000 in the third quarter of 2014 and from $750,000 in the second quarter of 2014.
  Diluted net income per common share was $0.31 in the fourth quarter of 2014 compared to $0.22 and $0.15 in the previous two quarters, respectively.
  Non-performing assets decreased by $4.0 million during the fourth quarter and $6.9 million during the year to $12.1 million at December 31, 2014.
  Net income available to common shareholders was $2.4 million and $2.9 million in 2014 and 2013, respectively. Diluted net income per common share was $0.70 in 2014 compared to $0.85 in 2013.
  The Mortgage Division realized net income of $76,000 in the fourth quarter of 2014 compared to losses in the previous three quarters. The mortgage division had a net loss of $702,000 in 2014 compared to net income of $1,086,000 in 2013.

Robert T. Braswell, President and CEO, commented, "As we previously communicated, sequential quarterly improvement has occurred through proper execution of various improvement plans. The growth in our net income, loans, deposits, net interest income and non-interest income during the fourth quarter of 2014 resulted from our exceptional customer service which has been our focus for several years and has enhanced our relationships with customers. We believe fourth quarter results have built an excellent base for future improvement in 2015."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem. Our ninth full-service office is currently under construction in Winston-Salem with a planned opening in the second quarter of 2015. Residential mortgage loan production offices are located in Burlington, Chapel Hill, Pinehurst, and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	December 31,
	2014	2013
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$ 7,942	$ 6,037
Interest-bearing deposits with banks	38,232	58,859
Bank term deposits	14,106	11,118
Securities available-for-sale, at fair value	51,200	62,016
Securities held-to-maturity (fair values of $15,933 in 2014 and $14,462 in 2013)	15,644	14,810
Loans held for sale	39,780	28,382
Loans	472,189	444,087
Less allowance for loan losses	(6,520)	(7,663)
Net loans	465,669	436,424
Premises and equipment, net	18,311	18,261
Other real estate owned	5,610	2,329
Bank-owned life insurance	11,483	11,129
Other assets	11,286	12,442
Total assets	$ 679,263	$ 661,807

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 106,163	$ 84,911
NOW, money market and savings	344,919	342,970
Time	143,816	151,216
Total deposits	594,898	579,097

Advances from the Federal Home Loan Bank	2,785	2,885
Securities sold under agreements to repurchase	176	3,032
Subordinated debentures	19,610	19,610
Other liabilities and accrued expenses	9,139	7,579
Total liabilities	626,608	612,203

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 10,994 shares	10,994	10,994
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,434,680 in 2014 and 3,428,776 in 2013	3,435	3,429
Additional paid-in capital	16,339	16,226
Retained earnings	20,748	18,336
Stock in directors' rabbi trust	(1,465)	(1,347)
Directors' deferred fees obligation	1,465	1,347
Accumulated other comprehensive income	1,139	619
Total stockholders' equity	52,655	49,604
Total liabilities and stockholders' equity	$ 679,263	$ 661,807

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months		Years Ended
	Ended December 31,		December 31,
	2014	2013	2014	2013
	(in thousands, except per share data)
Interest income
Loans	$ 6,417	$ 5,628	$ 24,168	$ 24,128
Investment securities, taxable	331	390	1,547	1,221
Investment securities, non taxable	123	130	532	480
Interest from deposits in banks	51	66	201	242
Total interest income	6,922	6,214	26,448	26,071

Interest expense
NOW, money market, savings	241	243	957	1,099
Time deposits	372	443	1,593	1,935
Other borrowed funds	145	168	641	722
Total interest expense	758	854	3,191	3,756

Net interest income	6,164	5,360	23,257	22,315
Provision for loan losses	50	2,350	1,436	3,450
Net interest income after provision for loan losses	6,114	3,010	21,821	18,865
Non-interest income
Service charges	329	308	1,269	1,156
Mortgage banking income	2,370	2,527	7,771	12,421
Gain on sale of investment securities available-for-sale	18	--	274	272
Other	4	74	99	485
Total non-interest income	2,721	2,909	9,413	14,334

Non-interest expense
Salaries and benefits	4,578	3,792	16,951	17,153
Occupancy and equipment	749	708	3,070	2,944
Foreclosed property expense	96	5	270	967
Professional fees	374	626	1,781	1,552
Outside data processing	290	275	1,090	918
FDIC insurance	135	136	534	519
Advertising and promotion	222	177	938	830
Stationery, printing and supplies	134	171	560	649
Other	550	585	1,810	2,088
Total non-interest expense	7,128	6,475	27,004	27,620

Income before income taxes	1,707	(556)	4,230	5,579
Income tax expense	388	(355)	884	1,569
Net income	1,319	(201)	3,346	4,010
Dividends and accretion on preferred stock	247	224	933	1,082
Net income available to common stockholders	$ 1,072	$ (425)	$ 2,413	$ 2,928
Net income per common share
Basic	$ 0.31	$ (0.12)	$ 0.70	$ 0.86
Diluted	$ 0.31	$ (0.12)	$ 0.70	$ 0.85

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Fourth Quarter 2014
(unaudited)
	Quarterly					Years Ended
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
($ in thousands except for share data)	2014	2014	2014	2014	2013	2014	2013

EARNINGS
Net interest income	$ 6,164	5,892	5,643	5,558	5,360	23,257	22,315
Provision for loan losses	$ 50	270	346	770	2,350	1,436	3,450
NonInterest income	$ 2,721	2,602	2,340	1,750	2,909	9,413	14,334
NonInterest expense	$ 7,128	6,829	6,712	6,335	6,475	27,004	27,620
Net income (loss)	$ 1,319	1,012	750	265	(201)	3,346	4,010
Net income (loss) available to common stockholders	$ 1,072	764	503	74	(425)	2,413	2,928
Basic earnings (loss) per common share	$ 0.31	0.22	0.15	0.02	(0.12)	0.70	0.86
Diluted earnings (loss) per common share	$ 0.31	0.22	0.15	0.02	(0.12)	0.70	0.85
Average common shares outstanding	3,434,680	3,431,933	3,430,036	3,428,891	3,428,776	3,431,385	3,410,974
Average diluted common shares outstanding	3,434,680	3,432,130	3,434,101	3,433,501	3,437,015	3,433,603	3,426,764

PERFORMANCE RATIOS
Return on average assets *	0.78%	0.60%	0.46%	0.16%	-0.12%	0.50%	0.60%
Return on average common equity **	10.36%	7.56%	5.12%	0.77%	-4.29%	6.05%	7.52%
Net interest margin (fully-tax equivalent) *	3.95%	3.81%	3.74%	3.75%	3.46%	3.80%	3.59%
Efficiency ratio	79.39%	79.48%	83.19%	85.85%	77.70%	81.78%	74.88%
Efficiency ratio (excluding mortgage division)	73.94%	68.81%	73.10%	71.07%	69.95%	71.73%	69.63%
# full-time equivalent employees - period end	189	193	195	194	191	189	191

CAPITAL
Equity to period-end assets	7.75%	7.68%	7.57%	7.60%	7.50%	7.75%	7.50%
Common tangible equity to assets	6.13%	6.03%	5.93%	5.93%	5.83%	6.13%	5.83%
Tier 1 leverage capital ratio - Bank	9.11%	9.03%	9.07%	8.97%	8.86%	9.11%	8.86%
Tier 1 risk-based capital ratio - Bank	11.42%	11.05%	10.81%	11.13%	11.19%	11.42%	11.19%
Total risk-based capital ratio - Bank	13.67%	13.61%	13.41%	13.79%	13.85%	13.67%	13.85%
Book value per common share	$ 12.13	11.75	11.57	11.36	11.26	12.13	11.26

ASSET QUALITY
Net charge-offs	$ 76	927	1,432	144	2,388	2,579	5,731
Net charge-offs to average loans *	0.06%	0.80%	1.26%	0.13%	2.21%	0.56%	1.33%
Allowance for loan losses	$ 6,520	6,546	7,203	8,289	7,663	6,520	7,663
Allowance for loan losses to loans held invst.	1.38%	1.39%	1.55%	1.85%	1.73%	1.38%	1.73%
Nonperforming loans	$ 6,458	10,348	12,435	16,610	16,731	6,458	16,731
Performing restructured loans	$ 9,774	9,883	9,983	10,145	10,381	9,774	10,381
Other real estate owned	$ 5,610	5,587	4,431	1,494	2,329	5,610	2,329
Nonperforming loans to loans held for investment	1.37%	2.20%	2.68%	3.70%	3.77%	1.37%	3.77%
Nonperforming assets to total assets	1.78%	2.40%	2.52%	2.75%	2.88%	1.78%	2.88%

END OF PERIOD BALANCES
Total assets	$ 679,263	669,029	669,162	657,365	661,807	679,263	661,807
Total loans held for investment	$ 472,189	470,782	464,706	448,858	444,087	472,189	444,087
Total deposits	$ 594,898	586,940	577,313	575,850	579,097	594,898	579,097
Stockholders' equity	$ 52,655	51,352	50,679	49,956	49,604	52,655	49,604

AVERAGE BALANCES
Total assets	$ 675,159	669,168	656,724	657,959	664,516	664,812	671,529
Total earning assets	$ 629,331	623,761	613,582	617,147	622,481	620,996	627,491
Total loans held for investment	$ 475,106	466,268	455,798	454,039	431,602	462,870	432,471
Total non interest-bearing demand deposits	$ 104,241	96,248	90,186	87,597	87,987	94,618	82,343
Common stockholders' equity	$ 41,065	40,069	39,401	38,947	39,339	39,904	38,927

* annualized for all periods presented
**return on average common equity are computed using net income available to common stockholders
CONTACT: FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
         Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com